Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form F-1 (the “Registration Statement”) of our report dated May 16, 2025, relating to the consolidated financial statements of RedCloud Holdings plc. (the “Company”), which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in the Annual Report (Form 20-F) of the Company for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” including in such Registration Statement.

/s/ Turner Stone

Dallas, Texas

July 17, 2025